Exhibit 10.7

LAURUS MASTER FUND, LTD.
c/o M&C Corporate Services Limited
P.O. Box 309 GT
Ugland House
South Church Street
George Town
Grand Cayman, Cayman Islands

June 30, 2006

TrueYou.com Inc.
7 Corporate Park, Building 501
Norwalk, CT 06851
Attn: Matthew Burris

Re:	Restricted Account: Account Number 270-405-8086 , Account Name: Laurus Master Fund — TUYU, maintained at North Fork Bank (the “Restricted Account”).

        Reference is made to (i) that certain Securities Purchase Agreement, dated as of June 30, 2006 (as amended, modified, restated or supplemented from time to time, the “Purchase Agreement”), by and between TrueYou.com Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd. (the “Purchaser”); (ii) that certain Restricted Account Agreement, dated as of June 30, 2006 (as amended, modified, restated or supplemented from time to time, the “Restricted Account Agreement”), by and among the Company, Laurus and North Fork Bank (the “Bank”); and (iii) that certain Post-Closing Letter by and between the Company and the Purchaser dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Post-Closing Letter”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable.

      I.         Funding Amount.

        Pursuant to the Post-Closing Letter, the Company is required to place $21,556,000 (the “Funding Amount”) in the Restricted Account and, subject to the provisions of this letter and the Post-Closing Letter, maintain such amount in the Restricted Account until such time as the Company and its Subsidiaries shall have satisfied all of the Funding Amount Conditions (as such term is defined in the Post-Closing Letter).

        The Purchaser and the Company desire to clarify certain aspects regarding the use of the Funding Amount contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that, upon the satisfaction of the Funding Amount Conditions, the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire the Funding Amount to such bank account as the Company may direct the Purchaser in writing. The Purchaser shall not be under any obligation to release any amount pursuant to this paragraph and the release of such amounts shall be in the Purchaser’s sole and absolute discretion.

      II.         Interest Amount.

        Pursuant to Section 1.1 of the Note, the Company is required to place $2,500,000 (the “Interest Amount”) in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchaser shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Company’s obligations to the Purchaser.

        The Purchaser and the Company desire to clarify certain aspects regarding the use of the Interest Amount contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that, on the first day of each month, the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds from the Interest Amount equal to the corresponding dollar amount equal to the interest for such month to such bank account as the Company may direct the Purchaser in writing. The Purchaser shall not be under any obligation to release any amount pursuant to this paragraph and the release of such amounts shall be in the Purchaser’s sole and absolute discretion.

      III.         General.

        It shall be an Event of Default under the Purchase Agreement and the Related Agreements if the Funding Amount Conditions have not been met by July 11, 2006. In such event, the Funding Amount and the Interest Amount shall revert to the Purchaser, and the Purchaser reserves all rights and remedies contained in the Purchase Agreement and the Related Agreements.

        This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts of the entire document or of the signature pages hereto, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

        If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

Signed,
Laurus Master Fund, Ltd.
By:
Name:
Title:

Agreed and Accepted this 30th day of June 2006.

TrueYou.com Inc.

By:_____________________
Name:
Title: